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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the initial filing of the Registration Statement of The Emerging Markets Infrastructure Fund, Inc. on Form N-14 of our report dated January 26, 2000 on our audit of the financial statements and financial highlights of The Emerging Markets Infrastructure Fund, Inc. and of our report dated July 18, 2000 on our audit of the financial statements and financial highlights of The Emerging Markets Telecommunications Fund, Inc., which reports are included in the Annual Reports to Shareholders for the years ended November 30, 1999 and May 31, 2000, respectively, which are incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the headings "Financial Statements" and "Experts" in the Prospectus/Proxy Statement and "Financial Statements" in the Statement of Additional Information.





PricewaterhouseCoopers LLP

Two Commerce Square
Suite 1700
2001 Market Street
Philadelphia, Pennsylvania
August 3, 2000